CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT

I certify that:

      1.    The N-CSR (the "Report") of the Renaissance Capital
Greenwich Funds (the "Funds") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


Dated: November 28, 2003


/s/ Linda R. Killian
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Linda R. Killian,
Secretary & Co-Chief Investment Officer
Renaissance Capital Greenwich Funds

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